Exhibit 10.1
AMENDMENT NO. 2
     This Amendment No. 2 dated as of March 28, 2006 (the “Agreement”) is among Stone Energy Corporation, a Delaware corporation (“Borrower”), the banks party to the Credit Agreement described below (“Banks”) and Bank of America, N.A., as Agent for the Banks (“Agent”).
INTRODUCTION
     A. The Borrower, the Banks, and the Agent have entered into the Credit Agreement dated as of April 30, 2004, as amended by Amendment No. 1 dated as of December 14, 2004 (as so amended, the “Credit Agreement”).
     B. In connection with the proposed restatement of certain financial statements of the Borrower, the Borrower, the Banks, and the Agent have entered into the Waiver dated as of December 15, 2005 (the “Waiver”).
     C. In consideration for the Banks’ granting of the Waiver, the Borrower has agreed to (a) grant a valid, perfected, first-priority Lien in favor of the Agent for the benefit of the Agent and the Banks, securing the Obligations, on (i) Oil and Gas Properties comprising not less than 80% of the value of the Oil and Gas Properties included in Oil and Gas Reserve Reports delivered pursuant to Section 5.6(c) of the Credit Agreement (the “Mortgaged Properties”), together with the related equipment and (ii) the Borrower’s contracts related to the Mortgaged Properties (the “Mortgaged Contracts”), (b) perform such title review, title reports, and title clean-up as are reasonably requested by the Agent with respect to the Mortgaged Properties, (c) obtain consents from contract counterparties with respect to each Mortgaged Contract that is material to (i) its business or financial condition or (ii) the operation and ownership of the Mortgaged Property to which it relates (including without limitation production, transportation, and marketing of oil and gas produced therefrom), in each case, to the extent such material Mortgaged Contract prohibits or restricts assignment of Borrower’s rights thereunder to the Agent, unless otherwise agreed by Agent and the Majority Banks, (d) amend the Credit Agreement to reflect such grant of security and the restatement of such financial statements, and (e) take such other actions, approve such other filings, and execute and deliver such other documents as are reasonably requested by the Agent in connection with the foregoing, all in a timely manner in cooperation with the Agent but in any event no later than March 31, 2006.
     THEREFORE, in fulfillment of the foregoing, Borrower, Agent and the Banks hereby agree as follows:
     Section 1. Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
     Section 2. Amendment. The Credit Agreement is amended as follows:

          (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions therein, in alphabetical order:
     “Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of the Agent for the benefit of the Agent and the Banks, (b) except for Permitted Collateral Liens, is the only Lien on such Property and which is superior to all Liens or rights of any other Person in the Property encumbered thereby except for such Permitted Collateral Liens, (c) secures the Obligations, and (d) is perfected and enforceable.
     “Collateral” has the meaning specified in the Security Documents.
     “Consents” means the Consent and Agreements made by the counterparties to the applicable Mortgaged Contracts in favor of the Agent, including any such Consent and Agreements delivered from time to time in accordance with Section 5.11, in each case, as the same may be amended, supplemented, or otherwise modified from time to time.
     “Mortgaged Contracts” means the contracts of the Borrower and the Guarantors related to the Mortgaged Properties.
     “Mortgaged Properties” means the Oil and Gas Properties of the Borrower and the Guarantors that are subject to the Mortgages.
     “Mortgaged Property Value” means, as of any date of its determination, the aggregate present value of the future net income with respect to the Mortgaged Properties as set forth in the applicable engineering report, discounted at the stated per annum rate utilized in such report. For the avoidance of doubt, the methodology utilized to calculate the Mortgaged Property Value shall be the same methodology utilized to calculate the Oil and Gas Property Value for all purposes of this Agreement.
     “Mortgages” means (i) the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production dated as of March 1, 2006, (ii) the Act of Mortgage, Assignment of Production, Security Agreement, Fixture Filing, and Financing Statement dated as of March 1, 2006, (iii) the Mortgage, Assignment of Production, Security Agreement, Fixture Filing, and Financing Statement dated as of March 1, 2006, and (iv) any other mortgage or deed of trust executed by the Borrower or any Guarantor in favor of the Agent for the benefit of the Agent and the Banks, in each case, as the same may be amended, supplemented, or otherwise modified from time to time.
     “Oil and Gas Property Value” means, as of any date of its determination, the aggregate present value of the future net income with respect to the Oil and Gas Properties of the Borrower and the Guarantors

as set forth in the applicable engineering report, discounted at the stated per annum rate utilized in such report.
     “Permitted Collateral Liens” means Permitted Liens of the type described in clauses (a) and (d)-(i) (inclusive) of Section 6.1.
     “Security Documents” means the Mortgages, the Consents, and each of the other agreements, instruments, or documents that creates or purports to create, or to consent to the creation of, a Lien in favor of the Agent for the benefit of the Agent and the Banks.
     “Specified Swap Contract” means any Swap Contract (a) entered into by the Borrower and any Bank or Affiliate of any Bank and (b) that has been designated by the relevant Bank and the Borrower, by written notice to the Agent, as a Specified Swap Contract. The designation of any Swap Contract as a Specified Swap Contract shall not create in favor of such Bank or Affiliate any rights in connection with the management or release of any Collateral or of the obligations of the Borrower or any Guarantor under any Security Document.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case, expressly including any such transactions in which a Person hedges the price to be received by it for future production from the Oil and Gas Properties.
          (b) Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Credit Documents” and “Obligations” in their entirety with the following respective definitions:

     “Credit Documents” means this Agreement, the Notes, the Letter of Credit Documents, the Guaranties, the Security Documents, and each other agreement, instrument, or document executed at any time in connection with this Agreement.
     “Obligations” means all (a) principal, interest, fees, reimbursements, indemnifications, and other amounts payable by the Borrower or any Guarantor to the Agent or the Banks under the Credit Documents and (b) all debts, liabilities, obligations of the Borrower or any Guarantor under any Specified Swap Contract, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Guarantor of any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that any release of Collateral or Guarantors pursuant to this Agreement shall not require the consent of the holders of Obligations under Specified Swap Contracts.
          (c) Section 2.2 of the Credit Agreement is hereby amended by replacing clause (e) of such Section in its entirety with the following clause (e):
     (e) (i) Upon any sale, lease, transfer, or other disposition, whether or not in the ordinary course of business, by the Borrower or any of its Subsidiaries of Borrowing Base Assets that (individually or on a cumulative basis with all such dispositions consummated since the determination of the most recently determined Borrowing Base) either (A) have a fair market value in excess of 5% of the amount of the most recently determined Borrowing Base or (B) were given value in the most recently determined Borrowing Base in excess of 5% of the amount of such Borrowing Base, the Borrowing Base shall automatically be reduced by the present value given to such assets in the most recent engineering report delivered pursuant to Section 5.6(c), including the applicable stated discount utilized therein, and (ii) upon the issuance of any Debt permitted under Section 6.2(f), the Borrowing Base shall automatically reduce by 50% of the principal amount of such Debt.
          (d) Section 2.2 of the Credit Agreement is hereby amended by replacing clause (f) of such Section in its entirety with the following clause (f):
     (f) The Borrowing Base shall represent the determination by the Majority Banks of the loan value of the Borrower’s and the Guarantors’ Oil and Gas Properties which are either (i) subject to an Acceptable Security Interest or (ii) unencumbered (except for Permitted Collateral Liens), but the Agent and the Majority Banks shall make their determination and vote their approval, respectively, in accordance with the applicable definitions and provisions herein contained, each such Bank’s standard policies regarding energy lending, industry lending practices, consultation with the Agent and the other Banks (but without requiring the approval of any such Bank), and consideration for the nature of the facilities established hereunder. The Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by Borrower to be essential for the adequate protection of the Agent and the Banks.
          (e) Section 5.6(c) of the Credit Agreement is hereby amended by renumbering the existing clause (iii) thereof as clause (v), and inserting the following clauses (iii) and (iv), in numerical order:
     (iii) Each engineering report delivered pursuant to clause (i) or (ii) above or clause (iv) below shall be accompanied by a certificate, executed by a Responsible Officer of the Borrower in the form of Exhibit I attached hereto, which (A) sets forth the Mortgaged Property Value, as set forth in such engineering report and (B) either (y) demonstrates and certifies that such Mortgaged Property Value equals or exceeds 80% of the Oil and Gas Property Value as set forth in such engineering report or (z) demonstrates and certifies the amount by which such Mortgaged Property Value is less than 80% of such Oil and Gas Property Value and agrees that the Borrower shall take all actions required under Section 5.11 hereof within the period required by such Section.
     (iv) Within (A) at least 10 days prior to the consummation of any sale, lease, transfer, or other disposition, whether or not in the ordinary course of business, by the Borrower or any Guarantor of any Mortgaged Property for which the value of the future net income attributed thereto in the most recently delivered engineering report (individually or on a cumulative basis with all sales of Mortgaged Properties consummated since the date of such report) comprised in excess of 5% of the Mortgaged Property Value as set forth in such report, (B) at least 10 days prior to the consummation of any acquisition by the Borrower or any Guarantor of any Oil and Gas Property for which the value of the future net income attributed thereto in the engineering reports obtained in connection with such acquisition (individually or on a cumulative basis with all acquisitions of Oil and Gas Properties consummated since the date of such report) comprises in excess of 5% of the Oil and Gas Property Value as set forth in the engineering report most recently delivered under this Agreement, or (C) 10 days following the written request of the Agent (provided that so long as no Event of Default exists, the Agent shall not make more than 2 such requests in any calendar year), the Borrower shall provide (y) an updated internal engineering report, current as of the end of the month then most recently ended for which production data is available and in form and substance satisfactory to the Agent, setting forth the information required by clause (ii) above for internal engineering reports and (z) a certificate as required by clause (iii) above which, in the case of any disposition of any Mortgaged Property or acquisition of any Oil and Gas Property, shall make the required calculation giving pro forma effect to such transaction (including, in the case of any disposition of any Mortgaged Property, the inclusion of any additional Oil and Gas Properties mortgaged by the Borrower or the Guarantors pursuant to Section 6.2(b)(ii) prior to or concurrently with such disposition).
          (f) Section 5.6 of the Credit Agreement is hereby amended by inserting the following clause (n), in alphabetical order:
     (n) Notices regarding Oil and Gas Properties. Prompt, but in any event at least 10 days prior to the consummation thereof, written notice of (i) any sale, lease, transfer, or other disposition, whether or not in the ordinary course of business, by the Borrower or any Guarantor of any Mortgaged Property and (ii) any acquisition by the Borrower or any Guarantor of any Oil and Gas Property for which the value of the future net income attributed thereto in the engineering reports obtained in connection with such acquisition (individually or on a cumulative basis with all acquisitions of Oil and Gas Properties consummated since the date of such report) comprises in excess of 5% of the Oil and Gas Property Value as set forth in the engineering report most recently delivered under this Agreement.
          (g) Article V of the Credit Agreement is hereby amended by inserting the following Section 5.11, in numerical order:
     Section 5.11 Agreement to Mortgage; Further Assurances.
     (a) If any certificate delivered pursuant to Section 5.6(c)(iii) or (iv) demonstrates that the Mortgaged Property Value as set forth in the related engineering report is less than 80% of the Oil and Gas Property Value as set forth in such report, the Borrower shall, or shall cause the Guarantors to (i) promptly, but in any event within 60 days of the delivery of such certificate, grant to the Agent an Acceptable Security Interest in (A) additional Oil and Gas Properties of the Borrower or the Guarantors as necessary to cause the Mortgaged Property Value to equal or exceed 80% of the Oil and Gas Property Value, together with all related equipment and (B) the Borrower’s and the Guarantors’ contracts related to such additional Mortgaged Properties (unless the granting of a security interest in any such contract requires the consent of the applicable counterparty, in which case the Borrower or applicable Guarantor shall grant such security interest upon receipt of such consent), and (ii) promptly, but in any event within 90 days of the delivery of such certificate (A) perform such title review, title reports, and title clean-up as are reasonably requested by the

Agent with respect to such additional Mortgaged Properties, (B) use commercially reasonable efforts to obtain consents from contract counterparties with respect to each such additional Mortgaged Contract that is material to (y) the Borrower’s or the applicable Guarantor’s business or financial condition or (z) the operation and ownership of the additional Mortgaged Property to which it relates (including without limitation production, transportation, and marketing of oil and gas produced therefrom), in each case, to the extent such material Mortgaged Contract prohibits or restricts assignment of the Borrower’s or the applicable Guarantor’s rights thereunder to the Agent, unless otherwise agreed by Agent and the Majority Banks, and (C) take such other actions, approve such other filings, provide such opinions of counsel, and execute and deliver such other documents as are reasonably requested by the Agent in connection with the foregoing.
     (b) From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Credit Documents, or of more fully perfecting or renewing the rights of the Agent and the Banks with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Guarantor which may be part of the Collateral) pursuant hereto or thereto, including without limitation using commercially reasonable efforts to obtain consents from contract counterparties with respect to any future Mortgaged Contract that is material to (i) the Borrower’s or the applicable Guarantor’s business or financial condition or (ii) the operation and ownership of the Mortgaged Property to which it relates (including without limitation production, transportation, and marketing of oil and gas produced therefrom), in each case, to the extent such material Mortgaged Contract prohibits or restricts assignment of the Borrower’s or the applicable Guarantor’s rights thereunder to the Agent, unless otherwise agreed by Agent and the Majority Banks. Upon the exercise by the Agent or any Bank of any power, right, privilege or remedy pursuant to this Agreement or the other Credit Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Agent or such Bank may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
          (h) Section 6.4 of the Credit Agreement is hereby amended by replacing clause (b) of such Section in its entirety with the following clause (b):

     (b) sell, lease, transfer, or otherwise dispose of any of its Property, except for (i) dispositions of assets that are not Borrowing Base Assets or Mortgaged Properties either (y) in the ordinary course of business or (z) outside of the ordinary course of business in an aggregate amount for any fiscal year not to exceed $15,000,000.00, and (ii) dispositions, whether or not in the ordinary course of business, of Borrowing Base Assets, including Mortgaged Properties, of which the Borrower has provided the Agent and the Banks 10 days’ advance notice, provided that (y) such proposed dispositions will not cause the aggregate outstanding amount of the Advances plus the Letter of Credit Exposure to exceed the Borrowing Base, after giving effect to any reduction of the Borrowing Base that would be required under Section 2.2(e) in connection with such sale and (z) in the case of any disposition of a Mortgaged Property, at the time of such disposition the Mortgaged Property Value is not less than 80% of the Oil and Gas Property Value, as set forth in the engineering report most recently delivered pursuant to Section 5.6(c), after giving effect to (1) any reduction of such present value (which shall be the present value given to such assets in such most recent engineering report, including the applicable stated discount utilized therein, in connection with such disposition) on a cumulative basis with all sales of Mortgaged Properties since the date of such report and (2) the aggregate present value, as set forth in such report or otherwise reasonably determined by the Agent and discounted at the applicable rate stated in such report, of any additional Oil and Gas Properties mortgaged by the Borrower or the Guarantors in accordance with the requirements of Section 5.11 prior to or concurrently with such disposition (on a cumulative basis with all mortgages of additional Oil and Gas Properties since the date of such report).
          (i) Section 7.1(d) of the Credit Agreement is hereby amended by adding the following clause (iv) in appropriate numerical order:
     or (iv) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract, if applicable), or such Swap Contract is otherwise terminated prior to the scheduled term of the applicable transaction, in each case, resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the defaulting party or (B) any Termination Event (as defined in such Swap Contract, if applicable) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined, if applicable) and, in either event, the net hedging obligation owed by the Borrower or such Subsidiary as a result thereof is greater than $2,500,000;
          (j) Section 7.1 of the Credit Agreement is hereby amended by adding the following Section 7.1(l), in numerical order:

     (l) Security Documents. Any Security Document shall for any reason (other than as permitted pursuant to the terms thereof or hereof) cease to create a valid and perfected lien on and security interest in any material portion of the Collateral or the Borrower or applicable Guarantor shall so state in writing; or
          (k) Article VII of the Credit Agreement is hereby amended by adding the following Section 7.7 in appropriate alphabetical order:
     Section 7.7. Application of Funds. After the exercise of remedies provided for above (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be cash collateralized as set forth in Section 7.3), any amounts received on account of the Obligations shall be applied by the Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agent payable to the Agent in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Banks and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Banks and the Issuing Bank and amounts payable under Sections 2.11, 2.12, and 2.13), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and other Obligations, ratably among the Banks and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Obligations with respect to Specified Swap Contracts, ratably among the Banks and the Issuing Bank and, in the case of Specified Swap Contracts, Affiliates of Banks, in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the Agent for the account of the Issuing Bank, to cash collateralize that portion of Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable law.

     Subject to Section 2.3, amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
          (l) Section 8.11 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following Section 8.11:
     Section 8.11. Collateral and Guaranty Matters. The Banks and the Issuing Bank irrevocably authorize the Agent, at its option and in its discretion,
     (a) to release any Lien on any property granted to or held by the Agent under any Credit Document (i) upon termination of the Commitments and payment in full of all Obligations and the expiration or termination of all Letters of Credit, (ii) that is disposed of or to be disposed of as part of or in connection with any transaction permitted hereunder or under any other Credit Document, or (iii) subject to Section 9.1, if approved, authorized or ratified in writing by the Banks; and
     (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
     Upon request by the Agent at any time, the Majority Banks will confirm in writing the Agent’s authority to release its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.11.
          (m) Section 9.1 of the Credit Agreement is hereby amended by replacing clause (i) of such Section in its entirety with the following clause (i):
     (i) release any Collateral (other than as provided in Section 8.11(a) or as otherwise permitted by the Credit Documents) in any transaction or series of related transactions.
          (n) The Credit Agreement is hereby amended by incorporating Exhibit I attached hereto as Exhibit I thereto.
     Section 3. Waiver.
          (a) In connection with the foregoing, and notwithstanding any provisions in the Credit Agreement and the other Credit Documents to the contrary, the Banks hereby waive any Default or Event of Default that may exist (i) under Section 7.1(c) of the Credit Agreement due to the Borrower’s failure to comply with Sections 5.6(a) and Section 5.6(b) of the Credit

Agreement resulting from its delivery from time to time prior to the date hereof pursuant to such Sections of financial statements covering the various reporting periods during the period from 2001 to 2004 and for the first six months of 2005 that did not properly reflect the Borrower’s proved reserves (as subsequently evidenced by the Borrower’s December 2005 decision to downwardly revise its proved reserves by 171 billion cubic feet of natural gas equivalent) and (ii) under Section 7.1(b) of the Credit Agreement due to any breach of representation arising under Section 3.2(a)(ii) of the Credit Agreement as a result of the Borrower’s failure to state, at the time of such Borrowing, the existence of the non-compliance referred to in the immediately preceding clause (i).
          (b) The waivers contained in this Section 3 are limited to the extent described herein and shall not be construed to be a waiver of any other present or future default under or action prohibited by the Credit Agreement.
     Section 4. Representations and Warranties.
          (a) the representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date of this Agreement;
          (b) (i) the execution, delivery, and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and
          (c) as of the effectiveness of this Agreement and after giving effect thereto, no Default or Event of Default has occurred and is continuing.
     Section 5. Effectiveness; Post-Closing Deliveries.
          (a) This Agreement shall become effective as of the date hereof, and the Credit Agreement shall be amended as provided herein, upon the occurrence of all of the following: (i) the Majority Banks’ and the Borrower’s duly and validly executing originals of this Agreement and delivery thereof to the Agent, (ii) the representations and warranties in this Agreement being true and correct in all material respects, (iii) delivery of all items listed on the Closing Documents List of even date herewith, except for any such items permitted to be delivered post-closing pursuant to clause (b) below, all in form and substance reasonably satisfactory to the Agent and duly executed by all parties thereto where applicable, and (iv) the Borrower shall have paid all costs and expenses which have been invoiced and are payable pursuant to Section 9.4. Notwithstanding the foregoing clause (i), the amendment to Section 9.1(i) of the Credit Agreement shall not become effective, and Section 9.1(i) of the Credit Agreement shall not be amended as provided herein, until the Banks and the Borrower shall have duly and validly executed originals of this Agreement and delivered the same to the Agent.
          (b) With respect to the Borrower’s obligation to perform such title reports and title clean-up as are reasonably requested by the Agent with respect to the Mortgaged Properties on or prior to the effective date of this Agreement, the parties hereto agree that, solely with respect to Mortgaged Properties that constitute, in the aggregate, no more than 5% of the Mortgaged Property Value as of such effective date (the “Subject Properties”), the Borrower shall have until June 30, 2006, to perform such title clean-up and provide such title reports with respect to the Subject Properties, all reasonably satisfactory to the Agent, and to provide any supplemental legal opinions reasonably requested by the Agent in connection therewith. Failure to provide the foregoing with respect to all Subject Properties on or before June 30, 2006, shall constitute a breach of this Section 5(b). For the avoidance of doubt, this Agreement is a Credit Document, and a breach hereunder shall constitute an Event of Default under the Credit Agreement as provided in Section 7.1(c)(ii) thereof.
     Section 6. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.
     Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

     THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     EXECUTED as of the date first set forth above.

BORROWER:

STONE ENERGY CORPORATION

By:	/s/ Kenneth H. Beer
Name: Kenneth H. Beer
Title: Senior Vice President & Chief Financial Officer

By:	/s/ J. Kent Pierret
Name: J. Kent Pierret
Title: Senior V.P. — C.A.O. & Treasurer
Signature Page to Amendment No. 2

AGENT:

BANK OF AMERICA, N.A., as administrative agent

By:	/s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Senior Vice President

BANKS:

BANK OF AMERICA, N.A.

By:	/s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Senior Vice President
Signature Page to Amendment No. 2

JPMORGAN CHASE BANK, N.A.

By:	/s/ Charles Kingswell-Smith
Name: Charles Kingswell-Smith
Title: Senior Vice President
Signature Page to Amendment No. 2

HARRIS NESBITT FINANCING, INC.

By:	/s/ Mary Lou Allen
Name: Mary Lou Allen
Title: Vice President
Signature Page to Amendment No. 2

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Alison Fuqua
Name: Alison Fuqua
Title: Investment Banking Officer
Signature Page to Amendment No. 2

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Justin M. Alexander
Name: Justin M. Alexander
Title: Vice President
Signature Page to Amendment No. 2

BNP PARIBAS

By:	/s/ Betsy Jocher
Name: Betsy Jocher
Title: Vice President

By:	/s/ Polly Schott
Name: Polly Schott
Title: Vice President
Signature Page to Amendment No. 2

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Douglas A. Whiddon
Name: Douglas A. Whiddon
Title: Senior Vice President
Signature Page to Amendment No. 2

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Takeshi Takahashi
Name: Takeshi Takahashi
Title: Senior Vice President & Group Head
Signature Page to Amendment No. 2

WHITNEY NATIONAL BANK

By:	/s/ Trudy W. Nelson
Name: Trudy W. Nelson
Title: Vice President
Signature Page to Amendment No. 2

COMERICA BANK

By:	/s/ Huma Vadgama
Name: Huma Vadgama
Title: Vice President
Signature Page to Amendment No. 2

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager
Signature Page to Amendment No. 2

BANK OF SCOTLAND

By:	/s/ Karen Welch
Name: Karen Welch
Title: Assistant Vice President
Signature Page to Amendment No. 2

HIBERNIA NATIONAL BANK

By:	/s/ David R. Reid
Name: David R. Reid
Title: Senior Vice President
Signature Page to Amendment No. 2

NATEXIS BANQUES POPULAIRES

By:	/s/ Donovan C. Broussard
Name: Donovan C. Broussard
Title: Vice President & Group Manager

By:	/s/ Louis P. Laville, III
Name: Louis P. Laville, III
Title: Vice President & Group Manager
Signature Page to Amendment No. 2